Exhibit 99.1

Sientra Commences Public Offering of Common Stock

Santa Barbara, CA – April 30, 2018 – Sientra, Inc. (NASDAQ: SIEN) (“Sientra” or the “Company”), a medical aesthetics company, today announced that it has commenced an underwritten public follow-on offering of approximately $75,000,000 of its common stock to be sold by the Company. In addition, the Company intends to grant the underwriters a 30-day option to purchase up to $11,250,000 of additional shares. The offering is subject to market conditions, and there can be no assurance as to whether or when the offering may be completed, or as to the actual size or terms of the offering.

Sientra intends to use the net proceeds from this offering to implement sales and marketing initiatives, expand its U.S. and global commercial organizations, fund its research and development efforts, and for general corporate purposes, including general and administrative expenses, capital expenditures and general working capital purposes. Sientra may also use a portion of the net proceeds to acquire or invest in complementary businesses, products and technologies, although it has no current commitments or agreements with respect to any acquisitions as of the date hereof.

Stifel, Canaccord Genuity and William Blair are acting as joint book-running managers for the offering.

A shelf registration statement on Form S-3 relating to the public offering of the shares of common stock described above was filed with the Securities and Exchange Commission (the “SEC”) and became effective on February 2, 2018. A preliminary prospectus supplement relating to the offering has been filed with the SEC. Copies of the preliminary prospectus supplement and accompanying prospectus may be obtained from the offices of Stifel, Nicolaus & Company, Incorporated at Attention: Syndicate, One Montgomery Street, Suite 3700, San Francisco, CA 94104, by telephone at (415) 364-2720, or by email at syndprospectus@stifel.com; or Canaccord Genuity LLC at Attention: Syndicate Department, 99 High Street, 12th Floor, Boston, Massachusetts 02110, or by telephone at (617) 371-3900.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or other jurisdiction.

ABOUT SIENTRA

Headquartered in Santa Barbara, California, Sientra is a medical aesthetics company committed to making a difference in patients’ lives by enhancing their body image, growing their self-esteem and restoring their confidence. The Company was founded to provide greater choice to board-certified plastic surgeons and patients in need of medical aesthetics products. The Company has developed a broad portfolio of products with technologically differentiated characteristics, supported by independent laboratory testing and strong clinical trial outcomes. The Company sells its OPUS™ brand of breast implants and breast tissue expanders exclusively to board-certified and board-admissible plastic surgeons and tailors its customer service offerings to their specific needs. The Company also offers a range of other aesthetic and specialty products including BIOCORNEUM®, the professional choice in scar management, and miraDry, the only FDA-cleared device to reduce underarm sweat, odor and permanently reduce hair of all colors.

FORWARD-LOOKING STATEMENTS

This press release contains certain forward-looking information about Sientra, Inc. that is intended to be covered by the safe harbor for “forward-looking statements” provided by the Private Securities Litigation Reform Act of 1995, as amended. Forward-looking statements are statements that are not historical facts. Words such as “expect(s),” “feel(s),” “believe(s),” “will,” “may,” “anticipate(s)” and similar expressions are intended to identify forward-looking statements. These statements include, but are not limited to, statements about the Company’s expectations regarding its capital raising efforts, including the commencement of the public offering, the underwriters’ option to purchase additional shares and the Company’s intended use of proceeds. All such statements are subject to certain risks and uncertainties, many of which are difficult to predict and generally beyond the control of the Company, which could cause actual results to differ materially from those expressed in, or implied or projected by, the forward-looking information and statements. These risks and uncertainties include, but are not limited to, risks related to: the Company’s history of operating losses, the Company’s ability to successfully commercialize its products, inherent risk and uncertainty in the protection of intellectual property rights, ability to maintain gross margins, regulatory uncertainties regarding approval or clearance for the Company’s products, as well as other risks and uncertainties described under the “Risk Factors” contained in the Company’s periodic and interim SEC reports, including but not limited to, the preliminary prospectus supplement relating to this offering, its Annual Report on Form 10-K for the fiscal year ended December 31, 2017, and its Current Reports on Form 8-K filed from time to time with the SEC. Readers are cautioned not to place undue reliance on these forward-looking statements that speak only as of the date hereof, and the Company does not undertake any obligation to revise and disseminate forward-looking statements to reflect events or circumstances after the date hereof, or to reflect the occurrence of or non-occurrence of any events.

Investor Contacts:

Patrick F. Williams

Sientra, Chief Financial Officer

(619) 675-1047

patrick.williams@sientra.com

Tram Bui / Brian Johnston

The Ruth Group

(646) 536-7035 / (646) 536-7028

IR@sientra.com